UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/07/2010

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously reported on Form 8-K, filed on June 10, 2010, First State Bancorporation (the "Company") commenced cash offers on June 9, 2010 to purchase, and consent solicitations relating to, all of the outstanding trust preferred securities ("TruPS") issued by First State NM Statutory Trust III, First State NM Statutory Trust IV, First State NM Statutory Trust V, First State NM Statutory Trust VI, First State NM Statutory Trust VII, First State NM Statutory Trust VIII and Front Range Capital Trust II (the "Offers to Purchase"). These Offers to Purchase were part of the Company's plan to recapitalize its balance sheet in order to be able to continue to operate through 2010 and beyond and to comply with a written agreement entered into with the Company's principal regulators. The Company offered to purchase TruPS having an aggregate liquidation amount of up to $95.2 million at a purchase price of $150 cash per $1,000 in liquidation amount of the TruPS (the "Purchase Price"). The offer for each series of TruPS expired at 5:00 p.m., Eastern Time on July 7, 2010. The Company has determined that insufficient securities were tendered and all Offers to Purchase have been canceled and will not be extended. The Company and its wholly-owned subsidiary, First Community Bank, will continue to pursue opportunities to strengthen capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: July 12, 2010	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer